UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

JUPITER GLOBAL HOLDINGS, CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 WEST 8TH AVENUE, 4TH FLOOR,
VANCOUVER, BRITISH COLUMBIA, CANADA, V5Y 1M7
(principal executive offices)

(604) 682-6541
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On January 25, 2005, Jupiter Global Holdings, Corp. (the “Registrant”) entered into a definitive Agreement and Plan of Acquisition (the “Agreement”), with Promostafing.com LLC (“Promo Staffing”), a Florida corporation and Mr. Cory Sklar, as previously reported by the Registrant in the Current Report filed with the Commission by the Registrant on January 27, 2005. In its Current Report filed with the Commission on January 27, 2005, the Registrant reported that the closing date was scheduled for February 28, 2005.

        On March 4, 2005, an Amended Current Report on Form 8-K/A was filed by the Registrant to disclose that the Registrant had postponed the closing date of the Agreement with Promo Staffing and Mr. Cory Sklar until April 18, 2005, in order to satisfy the final valuation requirements of the Agreement.

        As of April 18, 2005, the above-referenced Agreement and Plan of Acquisition was closed and the transaction described in the Agreement is now deemed to be consummated, binding and enforceable in accordance with the terms of the Amended and Restated Agreement and Plan of Acquisition.

ITEM 9.01 EXHIBITS

Exhibit 2.1     Amended and Restated Agreement and Plan of Acquisition.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER GLOBAL HOLDINGS, CORP. By /s/ Raymond Hawkins Raymond Hawkins, Chief Executive Officer